                                                                    EXHIBIT 99.3


                                  EXHIBIT 5(a)


The Sellers hereby represent and warrant to the Purchasers that the following Representations and Warranties pertaining to the Companies are true and correct on the date of this Agreement and shall survive the date of this Agreement.

The Representations and Warranties shall be qualified only by reference to those matters specifically disclosed in the Disclosure Letter and shall not apply to these matters.

Except if stated expressly otherwise, all Representations and Warranties apply -mutatis mutandis- to each of Roxell N.V., Roxell Inc. and Roxell Ltda., but not to V.R. Equipment Ltd., for which specific representations and warranties will apply. For the purposes of these representations and warranties, "Companies" means collectively the following companies: Roxell N.V., Roxell Inc. and Roxell Ltda. For Roxell Inc. some additional specific representations and warranties according to US law apply.

Every reference to the knowledge, information, awareness or conviction of the Sellers with respect to any of these Representations and Warranties shall mean that the Sellers have reviewed, examined and investigated the subject matter of such Representation and Warranty in the way a diligent and prudent Seller ("bonus pater familias") would have or ought to have done.



I. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES
   ------------------------------------------------------


1.       CORPORATE AND STOCK REPRESENTATIONS
         -----------------------------------


1.1.     CAPITAL OF THE COMPANIES
         ------------------------

         The registered capital of the Companies is as follows:

         Roxell N.V.: BEF 6,796,000, represented by 49,460 bearer shares.

         Roxell Inc.: USD 2,000, represented by registered shares numbered from 1 through 2,000, of which 2,000 are owned by Roxell N.V.

         Roxell Ltda: 328,950 R$, represented by registered and numbered from 1 through 328,950, of which 263,160 are owned by Roxell N.V.

         V.R. Equipment Ltd.: 15,000,000 Rupees, represented by registered shares and numbered from 1 through 1,500,000, of which 338,000 are owned by Roxell N.V.

         The capital shares of the Companies are duly and validly issued in compliance with all applicable laws and regulations and fully paid in, and constitute all of the issued capital shares in the Companies.

         The Companies have not issued any other shares, bonds, convertibles, profit certificates, subscription rights or similar instruments. No options, warrants, calls, agreements or commitments of any kind obligating the Companies to issue any equity interests or other stock exists. The Companies are not obligated or committed to purchase, redeem or otherwise acquire any of its outstanding shares or options relating thereto.

1.2.     OWNERSHIP OF THE SHARES OF THE COMPANIES AND OF VR EQUIPMENT LTD.
         -----------------------------------------------------------------

         The Sellers are on the date hereof the lawful holder and registered owner of 49,460 shares in the Company, which is the lawful holder and registered owner of: 2,533 shares in the Company (the shares in the Company are referred to as the "Shares"), , 2,000 shares in Roxell Inc., 263,160 shares in Roxell Ltda and 338,000 shares in V.R. Equipment Ltd. All the above shares are owned free and clear of any liens, pledges, encumbrances, "usufruit/vruchtgebruik", claims, options, warrants, restrictions of any kind and nature whatsoever affecting any of the rights attached to such shares or rights to transfer the shares.

         All transfers of the shares, whereto the Sellers were a party and which occurred prior to the Closing Date, were effected legally, validly and in good faith and no claims whatsoever exist or are threatened with respect to any such transfer.

         The Sellers have full legal right, power and authority to enter into this Agreement and to convey and transfer the Shares to the Purchasers.

         The conveyance of the Shares to the Purchasers transfers valid title thereto including the full right to receive dividends, interim dividends and other payments with respect to the Shares, free and clear of any pledges, liens, encumbrances, "usufruit/vruchtgebruik", claims, options, restrictions affecting any of the rights attached to such Shares.

         Except as set forth in Section 1.2 of the Disclosure Letter, no shareholders' agreements or similar documents regarding the Shares exist. The transfer of the Shares to the Purchasers will not constitute an infringement of any provision of the articles of association of the Companies, any laws or regulations or any obligation of the Sellers, whether by contract or otherwise assumed.

         For VR Equipment Ltd., only the following specific Representations and Warranties apply:

         (i) VR Equipment Ltd. is in all respects duly incorporated, validly existing for an indefinite duration, and duly registered under the applicable law;

         (ii) the financial statements and documents of VR Equipment Ltd. are audited by S.R. Batliboi & Co, members of Ernst & Young International.


1.3.     INTERESTS IN OTHER COMPANIES
         ----------------------------

         The Company has no interest directly or indirectly in any company, association or business organisation, other than:

         -    100 % in Roxell Inc.

         -    80 % in Roxell Ltda (Brazil)

         -    22.5 % in V.R. Equipment Ltd (India).

         The Sellers have no interest directly or indirectly in any competing company, association or business organisation other than those set out in Section 1.3 of the Disclosure Letter.


1.4.     INCORPORATION, ORGANIZATION AND EXISTENCE OF THE COMPANIES
         ----------------------------------------------------------

         The Companies are in all respects duly incorporated, validly existing for an indefinite duration, and duly registered, under the laws of Belgium or any other applicable law.

         The Companies have all requisite corporate power to own their assets and to carry out their business as it is now being conducted, and said business has been conducted and is being conducted in conformity with the Companies' articles of association and all applicable laws and regulations.

         No action is pending or threatened to declare the Companies bankrupt and the Companies have not filed or commenced any proceedings for judicial or extra-judicial arrangement or settlement with their creditors, nor is there any moratorium, liquidation or receivership procedure pending or threatened against them.

         The Companies are not a party to any merger.


1.5.     CORPORATE DOCUMENTS
         -------------------

         The Sellers have delivered to the Purchasers true and complete copies of the latest version of the articles of association and copies of the certificate of registration (with latest updates) with the "registre du commerce/ handelsregister" of the Companies or any similar institution, in the form set forth in Section 1.5 of the Disclosure Letter.

         All accounts, books, ledgers, financial and other records of whatever kind, of the Companies to be maintained by law and according to good business practices (including books and records maintained for tax purposes) are kept at the Companies' offices, have been fully, properly and accurately maintained and contain due and accurate records of all matters required to be entered therein, and reflect truly and accurately all transactions involving the businesses and affairs of the Companies.

         The minute books of the Companies contain complete and accurate records of all shareholders' and directors' meetings and of all actions taken by such shareholders and directors. The meetings referred to in such minute books were duly and validly called and held, and the resolutions appearing in such minute books were duly and validly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed.

         The Sellers have delivered to the Purchasers true and complete copies of the updated share registers of the Companies, in the form set forth in Section 1.5 of the Disclosure Letter, or true and complete lists of the holders of bearer shares of the Companies. The share registers of the Companies or the list of holders of bearer shares accurately reflect the number of shares held by each shareholder as well as the correct identity and address of the latter.

         All particulars, resolutions and other documents required to be filed or published in respect of the Companies have been properly filed or published.

1.6.     REPRESENTATION AND BANKS
         ------------------------

         Set forth in Section 1.6 of the Disclosure Letter are:

         (a) the names and addresses of all persons holding a power of attorney on behalf of the Companies and the subject, scope and extent of such power; and

         (b) the names and addresses of all banks and other financial institutions in which the Companies have an account, deposit or safe deposit box, with the names and addresses of all persons authorised to draw on said accounts or deposits or who have access to such boxes. All delegations of power and withdrawal of same have been duly filed with the Register of Commerce and other appropriate authorities.


2.       ASSETS
         ------


2.1.     OWNERSHIP OF FIXED AND CURRENT ASSETS
         -------------------------------------

         The Companies are the owner free and clear of all mortgages, pledges, encumbrances, claims, options, preemption rights, restrictions, easements ("servitude/ erfdienstbaarheid"), classification as a monument and commitments of any kind of all the land, buildings, installations, machinery, interests in other enterprises, accounts receivable, cash and all other fixed and current assets ("actifs immobilises et actifs circulants/vaste activa en vlottende activa"), including but not limited to raw materials, in process products and finished products that they presently own.

         There is no pledge on the assets ("gage sur fonds de commerce/pand op handelszaak") of the Companies to the benefit of any third party. There are no assets which are secured by article 20.5 of the Belgian Mortgage Law of December 16, 1851 ("voorrecht van de onbetaalde verkoper").


2.2.     OPERATING CONDITION OF TANGIBLE ASSETS
         --------------------------------------

         Subject to ordinary wear and tear and obsolescence, the tangible assets ("immobilisations corporelles/materiele vaste activa") of the Companies are in good operating condition and repair, fit and useable for the purpose for which they are being utilized. The Sellers know of no reason why the Purchasers may not anticipate full utilization of said assets for the balance of the lifetime for which they were designed, manufactured, built and/or installed.


2.3.     INVENTORY
         ---------

         All inventories, i.e. raw materials, in process products, finished products and returned products, carried by the Companies, and reflected on the Annual Accounts, the Estimated Closing Balance Sheet and the Adjusted Closing Balance Sheet, are or will be valued at the lower of cost or market on a first-in-first-out basis consistent with Belgian GAAP. The Company has adequate obsolescence reserves to cover inventory items which have a market value lower than cost.

         Except to the extent of inventory reserves reflected in the Estimated Closing Balance Sheet and the Adjusted Closing Balance Sheet, the items included in said inventories


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





         are normal items of inventory suitable and merchantable at customary prices for the filling of orders in the normal course of business.


2.4.     REAL ESTATE
         -----------

         Set forth in Section 2.4 of the Disclosure Letter is a true, accurate and complete list of all real estate owned by the Companies. The Companies own such real estate free and clear of any mortgages, promises to mortgage; securities, easements, classification as a monument or any restrictions. The Companies do not own or lease any real estate other than as set forth in Section 2.4 of the Disclosure Letter.


3.       INTELLECTUAL PROPERTY
         ---------------------


3.1.     LIST OF INTELLECTUAL PROPERTY
         -----------------------------

         At the latest at the Closing Date, the Sellers will deliver to the Purchasers in Section 3.1. of the Disclosure Letter a true and complete list of all trademarks, service marks, trade names, corporate names, designs and logos, patents and copyrights, whether registered or not, owned by the Companies, whether used or not, and of all registrations and applications for registration (the "Proprietary Rights"), and of all license, distributorship, franchise or other agreements (as a licensor) relating to these Proprietary Rights.

         At the latest at the Closing Date, the Sellers will deliver to the Purchasers in this same Section 3.1. of the Disclosure Letter also a true and complete list of all trademarks, service marks, trade names, corporate names, designs and logos, patents and copyrights, whether registered or not, licensed by the Companies as a licensee, whether used or not, and of all registrations and applications for registration (the "Licensed Rights"), and of all license, distributorship, franchise or other agreements (as a licensor) relating to the Licensed Rights.


3.2.     OWNERSHIP, RIGHT TO USE AND REGISTRATION
         ----------------------------------------

         The Companies are the sole and exclusive owner of, and have the sole and unrestricted right to use all of the Proprietary Rights . The Companies have the right to assign any interest or rights held in any such Proprietary Rights. The Companies and Sellers represent and warrant that they have obtained in all material respects all rights and transfers of rights, including from employees, agents, independent consultants, clients, subcontractors and contractors, in such Proprietary Rights to their benefit.

         All registrable Proprietary rights, Licensed Rights and Intellectual Property have been duly registered in all material respects with all appropriate domestic, foreign or international administrative agencies. Each such registration is current and valid in all material respects and no cancellation or invalidity proceedings have been initiated or threatened with respect to any registration.

         Each license, distributorship, franchise or other agreements referred to in paragraph 3.1. is valid, existing and in force in all material respects, and there has not been, and the Sellers do not know of any basis for, any claim of breach or default, with respect to such agreements.

3.3.     RIGHTS OF THIRD PARTIES
         -----------------------

         The Companies are not infringing upon or otherwise violating the rights of any third party with respect to any of the Proprietary rights, Licensed Rights and Intellectual Property. There are no claims or proceedings pending or threatened, which would challenge the rights of the Companies in respect of the Proprietary rights, Licensed Rights and Intellectual Property. No third party is infringing upon or otherwise violating the rights of the Companies with respect to any of the Proprietary rights, Licensed Rights and Intellectual Property.

         By using the Intellectual Property they use, by pursuing their business and in any other manner, the Companies and Sellers warrant and guarantee that they are not infringing upon or otherwise violating the rights of any third party with respect to any trademarks, service marks, corporate names and logos, trade names, patents, copyrights, software rights, licenses and trade secrets. No proceedings have been instituted or threatened, nor has any claim been made alleging any such infringement or violation.


4.       AGREEMENTS AND COMMITMENTS
         --------------------------


4.1.     LIST OF AGREEMENTS AND COMMITMENTS
         ----------------------------------

         Set forth in Section 4.1. of the Disclosure Letter is a true and complete list of all material agreements and commitments of any kind (other than license agreements related to intellectual property, insurance policies, labor agreements, contracts with trade unions and collective bargaining agreements referred to respectively in Sections 3.1., 5.1. and 6.1. of these Representations and Warranties) to which the Companies are a party or by which they or any of their assets may be bound. At the latest at the Closing Date, Section 4.1. of the Disclosure Letter shall also include all distribution agreements and agency agreements.

         The agreements and commitments referred to in this paragraph 4.1. include, but are not limited to, all agreements with the Sellers, real property leases as lessor and lessee, equipment rental and leasing, loans, borrowing facilities, State, regional, local or international aids and subsidies, mortgages, security or guaranty agreements or commitments to secure credit to it or to a third party, or to guarantee obligations of a third party, letters of comfort issued for a third party or by a third party for its benefit, service or product guarantees, appointment as a corporate representative of another corporate entity, service agreements with accountants, lawyers and other independent consultants, joint venture agreements, agency and distribution agreements, standard terms of purchase or sale, or terms of business, agreements relating to the acquisition or disposal of companies, businesses or fixed assets during the last 3 years and commitments to enter into agreements or to modify existing agreements.

         Section 4.1. of the Disclosure Letter also contains a schedule of the top twenty customers and the top twenty major suppliers of the Company indicating materials and/or services supplied or purchased.

         For the purposes of this paragraph 4.1., the following agreements or commitments shall be deemed to be "material":

         (a) all agreements and commitments of any kind - other than insurance contracts, license agreements related to intellectual property, labor agreements and contracts with trade unions and collective bargaining agreements - to which the Company is a party or by which it or any of its assets may be bound and which are in excess of BF 1,500,000 and entered into for a period in excess of 3 months;

         (b) all agreements relating to the acquisition or disposal of companies, businesses or fixed assets during the last three years in excess of BF 5,000,000.


4.2.     ONEROUS OR UNUSUAL COMMITMENTS
         ------------------------------

         To the best of the Sellers' knowledge, the Companies are not a party to any agreement or commitment, the performance of which by any of them will have a material adverse effect on their assets or financial condition. No purchase commitments of the Companies are in excess of the normal requirements of the business or at an excessive price. There are no agreements or commitments not made in the ordinary course of business or which are not of an entirely arm's length nature. There are no apparent at the time of the signing unusual, abnormal or onerous agreements or commitments which could be considered as such for any similar company in the same business.


4.3.     REAL PROPERTY LEASES
         --------------------

         All lease agreements relating to real property to which the Companies are a lessee are duly registered. The Companies enjoy peaceful and undisturbed possession under all leases under which it is operating. None are threatened with suspension or cancellation.

         There are no disputes existing or threatened with adjoining land owners or building owners. The Companies have not agreed to any sub-lease or assignment of any rights arising under a lease. The leased properties have not been built or leased, or are not occupied, in violation of any building, zoning or land use regulations, legal or administrative provisions, or agreements binding the Companies, from which it would result that the use of a leased property would or could be affected, reduced or excluded.


4.4.     RESTRICTIONS AND INTERESTS IN COMPETITORS
         -----------------------------------------

         Except for this Agreement, the Companies are not bound by any non-competition obligation and the Companies have not entered into any written or oral agreement, commitment or understanding limiting or restraining it from carrying out its activities by engaging or competing, in any business, with any third party.

         Neither the Sellers, nor their respective spouses, children or parents, nor the Companies, nor any of their directors, nor, to the best of the Sellers' knowledge, any of their officers, employees or agents nor any Affiliate of the foregoing persons, has any direct or indirect interest in any competitor of the Companies or in any other person with whom the Companies do business.


4.5.     INSIDER AGREEMENTS
         ------------------

         There is not outstanding any written or oral agreement or arrangement to which the Companies are a party and in which the Sellers or any of their present directors, or, to the best of the Sellers' knowledge, any of their former directors, present officers, employees or agents, or any of the Sellers' spouses, children or parents, or any Affiliate


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         of any of the foregoing persons, are or have been interested, whether directly or indirectly.


4.6.     DEBTS TO AND FROM RELATED PARTIES
         ---------------------------------

         As of the Closing Date, the Companies are not indebted to the Sellers or to any present director or, to the best of the Sellers' knowledge, to any former director, present officer, employee or agent of the Sellers or of the Companies, or to any of the Sellers' spouses, children or parents, or to any Affiliate of any of the foregoing persons, other than for payment of salaries and compensation for services actually rendered to the Companies in the ordinary course of their business. As of the Closing Date, there are no debts owed to the Companies by any of the same persons or any Affiliate thereof.


5.       INSURANCE
         ---------


5.1.     LIST OF INSURANCE POLICIES
         --------------------------

         Set forth in Section 5.1. of the Disclosure Letter is a true and complete list of all insurance policies maintained by the Companies.


5.2.     SCOPE OF COVERAGE
         -----------------

         All the assets of the Companies of an insurable nature are and have at all material times been insured in amounts representing the full replacement or reinstatement thereof against fire and other risks customarily insured against by persons carrying on the same classes of business as those carried on by the Companies. The Companies are and have at all material times been adequately covered against such casualties, risks and contingencies (including, but not limited to, accident, injury, third party loss and loss of profits), and in such amounts, types and forms, as are customarily covered by persons carrying on the same classes of business as those carried on by the Companies.


5.3.     VALIDITY AND ENFORCEABILITY
         ---------------------------

         All of the foregoing insurance policies are currently in full force and effect and all billed or due premiums have been paid. To the best of the Sellers' knowledge, nothing has been done or omitted to be done which would make any insurance policy void, avoidable or non operative. Neither the Sellers nor the Companies have received any notification of the cancellation or suspension of any policy or any notification of the cancellation, suspension or reduction of the guarantee thereunder, or that any policy will not be renewed. There are no claims, demands or offsets which impairs the full value of these policies.


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











6.       EMPLOYEES, CONSULTANTS AND INDEPENDANT CONTRACTORS
         --------------------------------------------------


6.1.     LABOR AGREEMENTS AND COLLECTIVE BARGAINING AGREEMENTS
         -----------------------------------------------------

         Set forth in Section 6.1.(a) of the Disclosure Letter is a true and complete list of all employees of the Companies and Livinco N.V. and a true and complete description of their names and addresses (and, if possible, their duties, duration of agreement, possible protected employee status (trade union representative), age, length of service and, taking into account any applicable indexation, their current salary, commissions, remunerations in kind, bonuses, pensions, group insurance contributions and other fringe benefits). Except as set forth in Section 6.1.(a) of the Disclosure Letter there are no expatriates in the Companies and Livinco N.V.

         Set forth in Section 6.1.(b) of the Disclosure Letter is a true and complete list of all collective bargaining agreements entered into by, or applicable to the Companies and Livinco N.V.. Attached in Section 6.1.(b) of the Disclosure Letter is a true and complete copy of all such agreements which are not publicly available.


6.2.     CONSULTANT AND INDEPENDENT CONTRACTOR AGREEMENTS
         ------------------------------------------------

         Set forth in Section 6.2.(a) of the Disclosure Letter is a true and complete list of all persons and companies rendering consulting services to the Companies and Livinco N.V. and of all independant contractors, subcontractors, management companies or any other person or company working in an independant capacity for or on behalf of the Companies and Livinco N.V., including a true and complete description of their names and addresses (and, if possible, their duties, duration of the agreements, their current fees, commissions, remunerations in kind, bonuses, pensions, and other fringe benefits).


6.3.     BENEFITS, PENSIONS AND OTHER INSURANCES
         ---------------------------------------

         No benefits or rights other than those described in the individual labor agreements or mentioned in the pay slips ("loonbrieven") or in the Companies' group insurance plan, consulting or contractor agreements or the collective bargaining agreements referred to in paragraph 6.1.and 6.2. have been granted to the employees, consultants or contractors. The Companies and Livinco N.V. have not entered into any additional agreement for the granting of life and group insurance, and pensions of any kind.


6.4.     COMPLIANCE
         ----------

         The Companies and Livinco N.V. have fully complied with all individual labor and consulting or contractor agreements and all collective bargaining agreements referred to in paragraph 6.1. and 6.2. All remunerations and moneys to be paid to the employees or consultants or contractors of the Companies and Livinco N.V. have been calculated and paid in conformity with the applicable legal and tax rules. This includes all holiday pay for the Companies' and Livinco N.V.'s employees and the prorated part of the year end bonus -if any-, of the Companies' and Livinco N.V.'s employees, as well as the social security contributions on the said amounts, and related to the employment of the said employees, prior to the Closing Date.

         All social security payments and withholding tax payments due at or prior to the date of this Agreement in connection with said employment agreements have been made in due time and the Companies and Livinco N.V. fully complied with all applicable tax and social security legislation pertaining thereto.

         The Companies and Livinco N.V. do not have as of the date of this Agreement and will not have at any subsequent date any unsatisfied obligation, whether in the form of a requirement to give notice or payment of an indemnity in lieu thereof, towards any persons with regard to the termination of their employment,consulting or contractor agreement with the Companies and Livinco N.V. prior to the date of this Agreement.

         The Companies and Livinco N.V. are not and have not engaged in any labor leasing activities ("interimarbeid") without the necessary permits and licenses.


6.5.     LABOR TROUBLES AND STRIKES
         --------------------------

         There have not been and there are no labor troubles or strikes existing or threatened, affecting or that would affect adversely the financial condition, operations, liquidity, assets or prospects of the Companies and Livinco N.V.


6.6.     INCENTIVE SCHEMES
         -----------------

         The Companies and Livinco N.V. do not have in existence nor are they proposing to introduce any share incentive scheme, share option scheme, profit sharing, commissions, bonus packages or other such incentive schemes for all or any of their directors, employees, consultants or other third party except for the advantages expressly provided for in the employment or consulting agreements or mentioned in the pay slips ("loonbrieven") which have been fully disclosed to the Purchasers.


6.7.     RETIREMENT
         ----------

         The Companies and Livinco N.V. do not have any obligation of whatever nature towards any present or former director or employee in connection with retirement or early retirement.

         All obligations of the Companies and Livinco N.V. which are due and payable with respect to all former and current pension policies and which are related to the employment of employees or directors prior to the Closing Date have been fully and finally settled and all liabilities of the Companies and Livinco N.V. in respect of or in relation to the accrued pension entitlements of former and current employees and which are related to the employment prior to the Closing Date have been properly and duly funded or provided for in the Accounts.


7.       ENVIRONMENTAL MATTERS
         ---------------------

         The Companies have not been subject to any environmental audit, study or test performed by or on behalf of any administration or governmental authority and there is no reason for any remedial works or clean-up. No such authority has given any direction or order to the Companies in connection with environmental matters.

         The soil, subsoil and groundwater of the land presently and previously owned or leased by the Companies are not polluted. The Companies have not caused any soil, subsoil or groundwater pollution in the land owned or leased by it. Pollution means the presence of substances that might have an adverse effect on men, public health and/or the environment.

         The land and buildings presently and previously owned or leased by the Companies are and have not been used for the handling, processing, treatment, storage or disposal of hazardous substances, in violation of any legislation or regulation pertaining to the use, labelling, manufacturing, storage, disposal and transport of such substances, or in a way that could give rise to any liability. No underground tanks or other underground storage receptacles for those substances are located in such land or buildings.

         There is no asbestos in the buildings owned or leased by the Companies.

         The Companies have not disposed of, or arranged for the disposal of, any waste, or drained any waste water, or pumped any surface water or groundwater, nor carried out any other activity subject to a permit, authorization or notification obligation in violation of any legislation or regulation pertaining to the disposal of waste and wastewater, to the pumping of groundwater or surface water, or of any legislation or regulation that subjects the performance of activities to a permit, authorization or notification obligation, or in a way that could give rise to any liability.


8.       AUTHORIZATIONS, DEFAULT AND LITIGATION
         --------------------------------------


8.1.     AUTHORIZATIONS
         --------------

         The Companies have all proper administrative or other licenses, permits, certificates, consents, approvals and other authorizations required for the conduct of its activities in the places and in the manner in which such activities are presently carried out by it, including, but not limited to, building and operating permits, export and import licenses, water intake, sewer outlets and discharges.

         A list of all such authorizations is attached in Section 8.1. of the Disclosure Letter.

         The Companies are operating in conformity with all conditions imposed by such authorizations.

         No such authorization has expired before the date of this Agreement or will expire before the end of term for which they have been delivered, and none are threatened with suspension, modification, revocation or cancellation nor will be affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

         To the extent necessary, requests for renewal of such authorization have been timely filed.

         No such authorization requires in order to be maintained and to remain valid any notification prior or after the execution and delivery of this Agreement.

         The Companies have made all investments necessary to maintain its activities in compliance with the licenses, permits, certificates, consents, approvals and other authorizations.

         The Companies have no reason to believe that such licenses, permits, certificates, consents, approvals and other authorizations (A) will not be renewed, (B) will be renewed under terms that could reasonably be expected to have an adverse effect on the Companies.


8.2.     COMPLIANCE WITH LAWS
         --------------------

         To the best of the Sellers' knowledge, the Companies have complied with all applicable laws, regulations, court decisions, arbitration awards and other legal requirements affecting their business and operations in each jurisdiction in which they do business.

         To the best of the Sellers' knowledge, no part of the business and operations of the Companies is threatened by published or announced changes in such legal requirements.

         No agreement, commitment or arrangement to which the Companies are a party infringes Belgian or EC competition law and in particular, but without prejudice to the generality of the foregoing, Articles 85 and 86 of the Treaty establishing the European Economic Community or any legislative or administrative act issued thereunder.

         To the best of the Sellers' knowledge, the Companies have not, directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property however characterized to any finders, agents, customers, government officials or other parties, in the United States or in any other country, which in any manner are related to the business or operations of the Companies, and which have been illegal under any federal, state or local laws of the United States, including, without limitation, the U.S. Foreign Corrupt Practices Act, or any other country or territory having jurisdiction over any or all of the Companies. The Companies have not participated, directly or indirectly, in any boycotts or similar practices, including, without limitation, the Arab Boycott of Israel.


8.3.     COMPLIANCE WITH AGREEMENTS
         --------------------------

         To the best of the Sellers' knowledge, all material agreements of any kind to which the Companies are a party or by which they or any of their assets may be bound are valid, binding and enforceable in accordance with their terms. To the best of the Sellers' knowledge, they have been fully complied with by the parties thereto. To the best of the Sellers' knowledge, there is no breach or default by any of the parties thereto which has not been waived and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default.


8.4.     LITIGATION
         ----------

         No claim, investigation, lawsuit or similar proceeding is existing, on request from or against the Companies, nor, to the best of the Sellers' knowledge, threatened against the Companies, before any judicial or administrative court, arbitrage tribunal or any official authority. All claims, investigations, lawsuits or similar proceedings set forth in Section

         8.4 of the Disclosure Letter are fully reflected or adequately reserved against in the Annual Accounts and the Estimated Closing Balance Sheet.

         To the best of the Sellers' knowledge, there are no circumstances or events or facts arisen prior to the date of this Agreement which could give rise to such claims, investigations, lawsuits or similar proceedings.


8.5.     EFFECT OF THIS AGREEMENT
         ------------------------

         The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated herein will not result in or constitute any of the following:

         (a) a default or an event that would be a default, breach or violation of the charter of the Sellers or the Companies or of any agreement or commitment of any kind to which the Companies, the Sellers are a party or by which it or any of its assets may be bound;

         (b) an event that would result in the termination of any agreement of the Companies or that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Companies;

         (c) the creation or imposition of any mortgage, charge or other encumbrance on any of the assets of the Companies;

         (d) to the best of the Sellers' knowledge, an event that would permit any domestic, foreign, international or supranational jurisdiction or regulatory body to suspend, modify, revoke or cancel the valid transfer of the Shares as contemplated by this Agreement or any of the authorizations referred to in paragraph
              8.1. of this Agreement, to impose any restrictions on the Purchasers or on the Companies or any of their assets and activities;

         (e) to the best of the Sellers' knowledge, a violation of any domestic, foreign, international or supranational applicable laws and regulations, court decisions, arbitrage awards and other legal requirements;

         (f) to the best of the Sellers' knowledge, an event that would jeopardize the continued legal existence and normal business operations of the Companies in any manner whatsoever.


8.6.     AUTHORITY TO ENTER INTO THIS AGREEMENT
         --------------------------------------

         The Sellers have the right, corporate power, capacity and authority to enter into this Agreement and to perform and consummate the transactions contemplated therein.

         No prior authorization, consent or approval of, or notification to, any other person or any domestic, foreign, international or supranational jurisdiction or regulatory body or any workers' council or union is required prior or after the execution and delivery of this Agreement, under any agreement, law, regulation court decision, arbitrage award or other legal requirement.

         The execution and delivery of this Agreement has been duly authorized by the Sellers's boards of directors and no further corporate action is necessary. All persons who execute this Agreement and the Disclosure Letter and all attachments, schedules, financial statements and other documents delivered on behalf of the Sellers have been duly authorized by all necessary corporate action of the Sellers. Attached in Section 8.6. of the Disclosure Letter is a true and complete copy of all supporting documents.


8.7.     VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT
         ---------------------------------------------

         This Agreement is valid, binding upon the Sellers, and enforceable against the Sellers in accordance with its terms by the Purchasers.


8.8.     BROKERS
         -------

         All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchasers directly with the Sellers without the intervention of any other Person on behalf of the Sellers in such manner as to give rise to any valid claim by any Person against the Purchasers and the Companies or any affiliate for a finder's fee, brokerage commission or similar payment.


9.       FINANCIAL STATEMENTS
         --------------------


9.1.     REFERENCED FINANCIAL STATEMENTS
         -------------------------------

         Attached in Section 9.1. of the Disclosure Letter are the audited consolidated financial statements of the Company showing the financial situation of the Companies as per October 31, 1995, 1996 and 1997, as certified by the Companies' statutory auditors
         ("commissaires-reviseurs/commissaris-revisor") (the "Annual
         Accounts").

         In Exhibit 3.1 to the Agreement, the unaudited estimated consolidated financial statements of the Company showing the financial situation of the Companies as per the Closing Date, drafted in accordance with
         Article 3.1 of the Agreement (the "Estimated Closing Balance Sheet") will be attached.

         The Annual Accounts of the Companies have been timely deposited in the form as required by Belgian or any other applicable law with the competent authorities.


9.2.     ACCOUNTS WARRANTY
         -----------------

         The Financial Statements of the Company, on the basis of which the sale referred to herein is made, have been prepared in accordance with (i) Belgian Generally Accepted Accounting Principles ("GAAP") and (ii) prior years accounting principles, estimates, allowances and valuation rules of the Company consistently applied on a going concern basis, and truly and accurately reflect the financial condition and results of operations of the Companies on the dates indicated.

         The financial records and books of account are complete and properly and accurately reflect the business of the Companies.

9.3.     VALUATION OF FIXED AND CURRENT ASSETS
         -------------------------------------

         The value attributed to each fixed and current asset ("actifs immobilises et actifs circulants/vaste activa en vlottende activa") of the Companies does not exceed the current market value thereof as at the respective dates of the Financial Statements. The rate of depreciation applied, when appropriate, to each fixed asset is adequate to write down the value of such fixed asset to its net realizable value as at the end of its useful working life.


9.4.     ACCOUNTS RECEIVABLE
         -------------------

         All accounts receivable and all other receivables reflected on the Closing Balance Sheet are good and collectible within normal payment terms after the date of this Agreement in the currency in which they are billed or due. They are not and, to the best of the Sellers' knowledge, will not be subject to a valid defense, counterclaim or offset.

         All doubtful accounts have been duly provisioned in accordance with (i) Belgian Generally Accepted Accounting Principles ("GAAP") and (ii) prior years accounting principles, estimates, allowances and valuation rules of the Company consistently applied on a going concern basis.


9.5.     OUTSTANDING INDEBTEDNESS
         ------------------------

         Except for Debt disclosed in the Annual Accounts and the Closing Balance Sheet, the Companies do not have any such liabilities or obligations or are not directly or indirectly liable or obligated in any way to guarantee or assume any such debt or obligation of any person.

         The Sellers have no reasonable grounds to know of any basis for the assertion against the Companies of any liability, obligation or claim not fully reflected or reserved against in the Annual Accounts and the Closing Balance Sheet.


9.6.     PRODUCTS LIABILITY
         ------------------

         The Sellers verify the actual known complaints of products liability on a regular basis with their distributors and resellers. To the Sellers' knowledge there are no facts or events which have occurred forming the basis for any claim against the Companies for products liability, whether in tort or strict liability or on account of any express or implied warranty, and all reserves therefor on the Annual Accounts and the Closing Balance Sheet are adequate.


10.      TAXES
         -----

10.1. The tax liabilities of the Companies have been examined by and/or reported to the appropriate taxing authorities and are closed by applicable statutes and finally determined for all taxes of any kind and all taxable years through and including the year ended October 31, 1993.

10.2. The Companies and Livinco N.V. have fulfilled all material obligations with respect to all national, local and other domestic or foreign, both direct or indirect taxes (including income taxes, registration duties, real estate taxes, customs duties, etc.) of any nature whatsoever, including their filing obligations and the payment of such taxes, duties and levies of any nature whatsoever.

10.3.    The Companies and Livinco N.V.:

         (a) have timely filed all federal, state, national, local and other domestic or foreign tax returns, reports and declarations, required to be filed with respect to taxes, both direct and indirect (including, but not limited to income taxes, registration taxes, real and personal property taxes, customs duties and parafiscal, social security payments and similar charges) in conformity with all applicable laws and regulations, and such returns, reports and declarations are true and accurate in all material respects;

         (b) have timely paid all such taxes, duties, levies, charges, assessments, prepayments, withholding taxes, tax increases, penalties and interests, related to all earnings, activities, acts, omissions, events or facts which occurred in any tax period up to the Closing Date, due to or claimed to be due by all national, local and other authorities, and there is no further liability for any such taxes, assessments, prepayments and withholding taxes, and no interest or penalties accrued or accruing with respect thereto, except as has been fully reserved for in the Financial Statements;

         (c) have not executed or filed with any tax and social security authority any agreement extending the period of filing of any tax return, report or declaration or the period of assessment or collection of any taxes or charges; and

         (d) have made full provisions for taxes not yet due and attributable to all periods ended on or before the date of this Agreement, where allowed pursuant to Belgian Generally Accepted Accounting Principles; and

         (e) have filed timely and correctly all protests, requests for relief, reimbursement of taxes to which the Companies could be legally entitled.

10.4. There are no tax liens or mortgages on any asset of the Companies and Livinco N.V. There are no law suits, proceedings, investigations or claims initiated or pending against the Companies and Livinco N.V. with respect to taxes of any nature and there is no basis for such law suits, proceedings, investigations or claims. No relief (by way of deducting, reduction, set-off, exemption or otherwise) from, against or in respect of any taxation or charge has been claimed by or given to the Companies and Livinco N.V. which could be withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at any time after the date of this Agreement. All deferred tax liabilities of the Companies and Livinco N.V., if any, are reflected in the Financial Statements and the respective amounts have been fully reserved for.

10.5. The Companies and Livinco N.V. have not entered into, nor are, nor have been a party to, nor otherwise have been involved in any scheme or arrangement designed wholly or partly for the purpose of unlawfully avoiding taxes and have not unlawfully invoked an exemption or reduction of tax.

10.6. Set forth in Section 10.6. of the Disclosure Letter is a list and description of the tax carry-forward losses ("pertes recuperables/aftrekbare bedrijfsverliezen") and investment credits ("deductions pour investissements/investeringsaftrek") available to the Companies, which are admitted by the tax authorities.

11.      ABSENCE OF CHANGES
         ------------------

11.1. Since the last day of the period covered by the Annual Accounts and up to the Signing Date:

         (a) there has not been any change in the capitalization, financial condition, operations, liquidity, assets, rights, liabilities, and prospects of the Companies except in their ordinary course of business and no such change is threatened or anticipated;

         (b) the Companies have carried out their business as a bonus pater familiae and so as to maintain the same as a going concern and have not otherwise entered into, carried out or been involved with any contracts or disposed of any or jeopardised any assets or increased any liability;

         (c) the Companies have not distributed, declared or paid any dividends or "tantiemes", or otherwise distributed or taken corporate action to distribute any additional funds to directors, shareholders or holders of other stock;

         (d) no material contract, liability or commitment (whether in respect of expediture or otherwise) has been entered into by the Companies which is of a long term (i.e. in excess of 12 months) or of an unusual (i.e. not in the ordinary course of business of the Companies) nature;

         (e) the Companies have not disposed of or agreed to dispose any assets except in the ordinary course of business;

         (f) no debtor has been released by the Companies on terms that it pays less than the book value of its debt and no debt owing to the Companies has been deferred, subordinated or written off or proven to any extent irrecoverable;

         (g) the Companies have not made any change in the numbers of their senior managers, directors or independant consultants nor in the remuneration, benefits or other terms of employment of their senior managers, directors or independant consultants;

         (h) the businesses of the Companies have not been affected by the loss of any important customer or source of supply, and the Sellers are not aware of any fact likely to give rise to any such effect whether before or after the Closing Date;

         (i) there has not been by the Companies any investment made in the debt or equity of another entity;

         (j) there has not been any material (x) change in any investment, accounting, tax accounting, financial reporting, inventory, credit, allowance or tax practice, election or policy of the Companies; (y) change in any method of calculating any bad debt, contingency or other reserve of the Companies or any subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of the Companies or (z) decrease in selling prices or increase of purchase prices.

11.2. Without prejudice to Section 11.1, as of the Signing Date and up to the Closing Date:

         (a) there will not be, as a result of any action and/or omission of the Sellers, any change in the capitalization, financial condition, operations, liquidity, assets, rights, liabilities, and prospects of the Companies except in their ordinary course of business and no such change is threatened or anticipated;

         (b) the Companies will carry out their business as a bonus pater familiae and so as to maintain the same as a going concern and will not otherwise enter into, carry out or be involved with any contracts or dispose of any or jeopardise any assets or increase any liability;

         (c) the Companies will not distribute, declare or pay any dividends or "tantiemes", or otherwise distribute or take corporate action to distribute any additional funds to directors, shareholders or holders of other stock;

         (d) no material contract, liability or commitment (whether in respect of expediture or otherwise) will be entered into by the Companies which is of a long term (i.e. in excess of 12 months) or of an unusual (i.e. not in the ordinary course of business of the Companies) nature;

         (e) the Companies will not dispose of or agree to dispose any assets except in the ordinary course of business;

         (f) no debtor will be released by the Companies on terms that it pays less than the book value of its debt and no debt owing to the Companies will be deferred, subordinated or written off or proven to any extent irrecoverable;

         (g) the Companies will not make any change in the numbers of their senior managers, directors or independant consultants nor in the remuneration, benefits or other terms of employment of their senior managers, directors or independant consultants;

         (h) as a result of any action and/or omission from the Sellers, the businesses of the Companies will not be affected by the loss of any important customer or source of supply, and the Sellers are not aware of any fact which is likely to give rise to any such effect whether before or after the Closing Date;

         (i) there will not be by the Companies any investment made in the debt or equity of another entity;

         (j) there will not be any material (x) change in any investment, accounting, tax accounting, financial reporting, inventory, credit, allowance or tax practice, election or policy of the Companies; (y) change in any method of calculating any bad debt, contingency or other reserve of the Companies or any subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of the Companies or (z) decrease in selling prices or increase of purchase prices.


12.      SUBSIDIES AND PREMIUMS
         ----------------------

         Nothing has occurred and the Companies have not done or agreed to do anything as a result of which either (i) any subsidy or grant paid to the Companies is or may be liable to be refunded in whole or in part or
         (ii) any such subsidy or grant for which application has been made by them will or may not be paid or may be reduced. The sale of the Shares as such contemplated by this Agreement will not require the reimbursement of or otherwise jeopardise the Companies entitlement to benefit from any subsidies or grants in accordance with the terms under which they were granted to the Companies.

13.     YEAR 2000
        ---------

        Concerning the year 2000 no problems will arise with regard to the software developed, installed, modified or otherwise taken care of by the Companies which might result in claims against the Companies, except for software made by third parties. Sellers are not aware of any such problems in such software made by third parties. Sellers are not aware of any such problems affecting the businesses of the Companies or any material customer or supplier of any of the Companies.


14.     DATABASE
        --------

        The Companies are in full compliance with the law of December 8, 1992 on the Protection of Privacy with regard to the Processing of Personal Data and its implementing Royal Decrees.


15.     INFORMATION
        -----------


15.1.   GENERAL
        -------

        All information in written or documentary form which has been provided by the Sellers and/or their advisers or agents to the Purchasers or its advisers or agents in the course of the negotiations leading to the Agreement, was when given and is, per the date hereof, true complete and accurate and not misleading in any respect.


15.2.   EXHIBITS
        --------

        The facts set out in the Exhibits, including the Disclosure Letter and its attachments, are true complete and accurate in all respects, subject to the qualifications and limitations set out in the Disclosure Letter.


15.3.   DISCLOSURE
        ----------

        There are no facts relating to the Companies or their business which are material for disclosure to intending Purchasers thereof which have not been disclosed in writing to the Purchasers or which having been disclosed, would cause the Purchasers not to enter into this Agreement.



II.     SPECIFIC ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING ROXELL INC.
        ------------------------------------------------------------------------


16.     US TAX MATTERS
        --------------

16.1. All federal, state, local and foreign tax returns and tax reports required to be filed by or with respect to Roxell Inc. have been duly filed. All taxes (including interest, penalties and related costs) with respect to Roxell Inc. for all taxable periods ending on or prior to the Closing Date have been paid, except:

         (a) to the extent of reserves for taxes (other than deferred taxes) reflected on the Financial Statements less payments of such taxes on or prior to the Closing Date and

         (b) for such taxes (other than deferred taxes) that are provided for in the books and records of Roxell Inc. for the period beginning immediately following the date of the Financial Statements and ending on the Closing Date but only to the extent that such taxes arise from taxable income resulting from the day to day sales and operations of Roxell Inc. occurring during such period and not taxes arising from other transactions or events, including, without limitation, any taxes on income resulting from transactions contemplated by this Agreement and any taxes relating to prior periods;

         provided, however, that the reserve set forth in clause (a) above and the provision for taxes set forth in clause (b) above shall be reduced for the tax effect of any deductions relating to the exercise or cancellation of any stock options.

         No issues have been raised, either orally or in writing, (and are currently pending) by any foreign, federal, state or local taxing authority in connection with any of the returns or reports referred to in this Section 16.1. No waivers of statutes of limitations as to any tax matters are currently in effect with respect to Roxell Inc.

16.2. All tax returns filed by Roxell Inc. were true and correct in all material respects as of the date on which they were filed.

         Complete copies of all federal, state and local income tax returns for Roxell Inc. that have been filed with respect to taxable periods for which the statute of limitations period has not run have been delivered to the Purchasers.

         Roxell Inc. has provided to the Purchasers all revenue agent's reports and other written assertions by governmental authorities of deficiencies or other liabilities for taxes of Roxell Inc. with respect to past periods for which the statute of limitations period has not run.

         All amounts required to be collected or withheld by Roxell Inc. with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

16.3. No extension of time within which to file any tax return that related to Roxell Inc. has been requested, which return has not since been filed.

         There are no tax rulings, requests for rulings, or closing agreements to which Roxell Inc. is a party or is subject which could affect the liability for taxes for any period after the Closing Date.

         All federal income tax returns of Roxell Inc. with respect to taxable periods through the year ended September 30, 1993 have been examined and closed or are returns with respect to which the applicable statute of limitations period has expired without extension or waiver.

         No power of attorney has been granted by Roxell Inc. with respect to any matter relating to taxes of Roxell Inc. which is currently in force.

16.4. Roxell Inc. has not filed a consent under Section 341(f) of the Internal Revenue Code (the "CODE") or any comparable provision of state revenue statutes. Roxell Inc. has made all payments of estimated taxes required to be made under Section 6655 of the Code and any comparable provisions of state, local or foreign law. Any adjustment of taxes of Roxell Inc. made by the Internal Revenue Service in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional taxes due with respect thereto have been paid.

16.5. Roxell Inc. has not agreed or are not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other laws or regulations) by reason of a change in accounting method.

         No excess loss accounts exist with respect to Roxell Inc. There is no deferred gain or loss arising from deferred intercompany transactions between Roxell Inc. and its subsidiaries. Roxell Inc. is not a party to any agreement that would result by its terms in the payment of a non-deductible "excess parachute payment" within the meaning of Section 280G of the Code. The amount of deferred tax assets and liabilities reflected on the Financial Statements are determined in accordance with GAAP (subject, in the case of Estimated Closing Balance Sheet, to normal year-end adjustments consistent with past practice).

16.6. For the purpose of this Agreement, any federal, state, local or foreign income, franchise, sales, use, transfer, payroll, unemployment, Social Security, personal property, occupancy or other tax, levy, impost, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax".


17.      US EMPLOYEE MATTERS
         -------------------


17.1.    EMPLOYEE BENEFIT PLANS
         ----------------------

         Section 17.1 of the Disclosure Letter contains a complete list of Roxell Inc.'s employee benefit plans ("Plans") consisting of each:

         (i) "employee welfare benefit plan", as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), to which Roxell Inc. contributes or is required to contribute, including each multi-employer welfare plan ("Welfare Plan"), and sets forth the amount of any liability of Roxell Inc. for payments more than thirty days past due with respect to each Welfare Plan as of the Closing Date;

         (ii) "multi-employer pension plan", as defined in Section 3(37) of ERISA, to which Roxell Inc. (or any entity which is a member of a "controlled group or corporations" with or is under "common control" with Roxell Inc. as defined in Section 414(b) or (c) of the Internal Revenue Code of 1986 as amended ("Common Control Entity") has contributed or been obligated to contribute at any time after September 25, 1980 ("Multi-employer Plan");

         (iii) "employee pension benefit plan", as defined in Section 3(2) of ERISA, (other than a Multi-employer Plan) to which Roxell Inc. or any Common Control Equity contributes or is required to contribute ("Pension Plan"); and

         (iv) deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment, other than normal payroll practices and policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons, maintained by Roxell Inc.


17.2.    PENSION PLANS
         -------------

         The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan, in the aggregate, are reasonable. The assets of each Pension Plan are sufficient to discharge all liabilities under such plan, on an ongoing basis and on a termination basis, and there is no "accumulated funding deficiency", as defined in Section 302(a)(2) of ERISA, with respect to any plan year of any such plan. Neither Roxell Inc. nor any Common Control Entity has any liability for unpaid contributions with respect to any Pension Plan.

         (i) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a) as appropriate) and 501(a).

         (ii) To the best of the Sellers' knowledge, each Pension Plan and each related trust agreement, annuity contract or other funding instrument complies currently, and has complied at all times in the past, both as to form and in operation, with the provisions of applicable Federal law, including the Code and ERISA.

         (iii) Roxell Inc. has paid all premiums (and interest charges and penalties for late payment, if applicable) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Pension Plan for each plan year thereof for which such premiums are required. To the best of the Sellers' knowledge, there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No liability to the PBGC has been incurred by Roxell Inc. or any Common Control Entity on account of the termination of any Pension Plan.

               No filing has been made by Roxell Inc. or any Common Control Entity with PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. NeitherRoxell Inc. nor any Common Control Entity has, at any time, (a) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or
               (c) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which Roxell Inc. or any Common Control Entity made contributions during the five years prior to the Closing Date.


17.3.    MULTI-EMPLOYER PLANS
         --------------------

         Neither Roxell Inc. nor any Common Control Entity has, at any time, withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in ERISA Section 4203 and 4205, respectively.

17.4.    PROHIBITED TRANSACTIONS
         -----------------------

         Neither Roxell Inc. nor, to the Sellers' knowledge after due inquiry, any Plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction", as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.


17.5.    COPIES OF RELEVANT PLAN DOCUMENTS
         ---------------------------------

         True and complete copies of each of the following documents have been delivered by Roxell Inc. to the Purchasers:

         (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts or other funding instruments,

         (ii) each plan, agreement, arrangement and commitment referred to in Sections 2.2(m) and (n), and complete descriptions of any such plan which is not in writing,

         (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan,

         (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years and

         (v) all actuarial reports prepared for the last three years for each Pension Plan.


17.6.    VALIDITY AND ENFORCEABILITY OF PLANS
         ------------------------------------

         To the best of the Sellers' knowledge and after due examination , each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each plan, agreement, arrangement and commitment referred to in Section 2.2(m) and (n) is legally valid and binding and in full force and effect.


17.7.    PAYMENTS TO RETIREES
         --------------------

         Neither Roxell Inc. nor any Welfare Plan has any obligation to make any payment to or with respect to any former or current employee of Roxell Inc. pursuant to any retiree medical benefit or other Welfare Plan.


17.8.    LITIGATION UNDER PLANS
         ----------------------

         Neither Roxell Inc. nor any Plan is a party to any litigation relating to, or seeking benefits under, any Plan.


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








17.9.    EMPLOYMENT AGREEMENTS
         ---------------------

         Roxell Inc. is not a party to any employment, severance or similar agreements.


17.10.   LABOR MATTERS
         -------------

         There are no controversies pending between Roxell Inc. and any of its employees or officers. Roxell Inc. is not subject to any collective bargaining agreements and, to the Sellers' knowledge after due inquiry, there is no current prospect for any union election.


18.      US ENVIRONMENTAL MATTERS
         ------------------------

18.1. Roxell Inc. is in compliance in all material respects with all applicable Environmental Laws (as defined below), and for the past five
         (5) years has been in such compliance, and to the Sellers' knowledge there is no reason to believe that circumstances exist which could prevent or interfere with (A) continued compliance in all material respects by Roxell Inc. with all applicable Environmental Laws after the Closing Date, or (B) Environmental Laws that are reasonably likely to become applicable to Roxell Inc. after the Closing Date and that could individually or in the aggregate, have a Material Adverse Effect after the Closing Date if adopted.

18.2. Roxell Inc. holds all material Environmental Permits (as defined bellow) necessary to conduct its operations as they are currently conducted; Section 18.2. of the Disclosure Letter includes a true and complete list of all such Environmental Permits and their expiration dates, and Roxell Inc. has no reason to believe that such permits (A) will not be renewed, or (B) will be renewed under terms that could reasonably be expected to have an adverse effect on Roxell Inc.

18.3. There are no Materials of Environmental Concern (as defined below) present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any Roxell Inc. Property (as defined below), former Roxell Inc. Property, or as a result of present or former operations of Roxell Inc. or any predecessor entity (including without limitation the disposal of Materials of Environmental Concern at any location other than a Roxell Inc. Property or former Roxell Inc. Property), that could reasonably be expected to be in material violation of or otherwise to give rise to material liability of Roxell Inc. under any Environmental Law.

18.4. No reports of any kind have been made to or required by any governmental authority pursuant to any Environmental Law concerning spills or any other releases of any kind at, or in any way from, any Roxell Inc. Property, former Roxell Inc. Property, or as a result of present or former operations of Roxell Inc. or any predecessor entity, for which spills, releases, or reports thereof Roxell Inc. may be liable under any Environmental Law; true and complete copies of all written reports concerning such spills and other releases have been provided or made available to the Purchasers.

18.5. None of the following are or have been on, under, in or at any Roxell Inc. Property, or to the Sellers' knowledge after due inquiry, any former Roxell Inc. Property: (A) underground or aboveground storage tanks containing Materials of Environmental

         Concern; (B) polychlorinated biphenyls; (C) asbestos or asbestos-containing materials; (D) septic tanks, septic fields, dry-wells, or similar structures; (E) lagoons or impoundments; or other bodies of water to which Materials of Environmental Concern may have been discharged; (F) landfills or dumping areas; or similar locations where Materials of Environmental Concern may have been placed.

18.6. Roxell Inc. has not received any Environmental Claim (as defined below), and to the Sellers' knowledge after due inquiry, no Environmental Claim has been threatened against Roxell Inc. by any person.

18.7. Roxell Inc. has not entered into, agreed to, nor is Roxell Inc. otherwise subject to any judgement, decree, order or similar requirement under any Environmental Law, nor to the Sellers' knowledge after due inquiry is any such judgment, decree, order or requirement being negotiated that may obligate or affect Roxell Inc.

18.8. Roxell Inc. has not assumed or retained, contractually or by operation of law, any liabilities or obligations of other persons, contingent or otherwise, in connection with any Environmental Law.

18.9. There are no past or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Materials of Environmental Concern, that could reasonably be expected to give rise to any material liability or obligation of Roxell Inc. under any Environmental Laws. None of the matters set forth in the Disclosure Letter, or any aggregation thereof, could reasonably be expected to have a Material Adverse Effect.

18.10. True and complete copies of all reports, studies, assessments, audits, and similar documents in the possession or control of Roxell Inc., the Company or any Seller that address any issues of actual or potential noncompliance in any material respect with, or actual or potential material liability under, any Environmental Laws that may affect Roxell Inc. have been provided to the Purchasers prior to the signing hereof.

18.11.   As used in this Section 18:

         "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

         "ENVIRONMENTAL LAWS" means all foreign (to the extent applicable), federal, state and local statutes, rules, regulations, ordinances, orders, judgements, decrees and common law relating in any manner to contamination, pollution, or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the ENDANGERED

         Species Act, the National Environmental Protection Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar laws of any other governmental authority.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations or exemptions required under Environmental Laws.

         "MATERIALS OF ENVIRONMENTAL CONCERN" refers to any waste, pollutant, contaminant or other substance of any kind (including without limitation odors, radioactivity, and electromagnetic fields) regulated by or under, or which may otherwise give rise to liability under, any Environmental Law.

         "ROXELL INC. PROPERTY" means all real property in which Roxell Inc. has any legal interest, including without limitation a leasehold interest, and any equipment or other property owned or leased by Roxell Inc.

                             -----------------------



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